EXHIBIT 10.17

The following form of agreement was executed by The Ohio Valley Bank Company and each of the following directors on the dates indicated beside their names:

Name	Date of Agreement

David W. Thomas	December 20, 2016

Harold A. Howe	December 13, 2016

Thomas E. Wiseman	December 13, 2016

Anna P. Barnitz	December 13, 2016

Brent A. Saunders	December 13, 2016

2016 DETERMINATION OF DIRECTOR'S FEES

FOR PURPOSES OF THE DIRECTOR DEFERRED FEE AGREEMENT
FOR _____________

THIS AGREEMENT is made this ______ day of December, 2016, by and between THE OHIO VALLEY BANK COMPANY located in Gallipolis, Ohio (the "Company"), and _________  (the "Director").

The Company and the Director entered into a DEFERRED FEE AGREEMENT most recently amended on ___________ (the "Agreement").

The Director agrees that the definition of "Fees" in Section 1.10 be amended to read as follows effective for deferrals on or after January 1, 2017:

1.10 "Fees" means the total annual board retainer and monthly fees paid to all directors, earned by the Director during a Plan Year.  For purposes of clarity, Fees does not include any lead director fees, committee meeting or chair fees or other special director fees.

The parties, by executing this Agreement hereby agree to the terms stated herein.

DIRECTOR:	THE OHIO VALLEY BANK COMPANY

By:
Title: